Exhibit 99.1

Cirrus Logic Reports Q1 FY18 Revenue of $320.7 Million

Demand for Portable Audio Components Expected to Fuel Sequential Growth in Q2 FY18

AUSTIN, Texas--(BUSINESS WIRE)--August 2, 2017--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high performance, low-power ICs for audio and voice signal processing applications, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the first quarter fiscal year 2018, which ended June 24, 2017, as well as the company’s current business outlook.

“Cirrus Logic delivered solid results in the June quarter as demand for portable audio products was in line with expectations,” said Jason Rhode, president and chief executive officer. “We are extremely pleased as design activity remained strong across our portfolio and we achieved several new product development milestones over the past several months. As demand for innovative audio and voice solutions continues to increase across a wide range of end markets we believe our diversified product portfolio and roadmap will continue to position us for success for many years to come.”

Reported Financial Results – First Quarter FY18

  Revenue of $320.7 million;
  GAAP gross margin of 50.4 percent and non-GAAP gross margin of 50.5 percent;
  GAAP operating expenses of $114.4 million and non-GAAP operating expenses of $95.8 million; and
  GAAP diluted earnings per share of $0.64 and non-GAAP diluted earnings per share of $0.81.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – Second Quarter FY18

  Revenue is expected to range between $390 million and $430 million;
  GAAP gross margin is expected to be between 48 percent and 50 percent; and
  Combined GAAP R&D and SG&A expenses are expected to range between $119 million and $125 million, which includes approximately $13 million in share-based compensation and $12 million in amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (416) 621-4642, or toll-free at (800) 585-8367 (Access Code: 47484323).

Cirrus Logic, Inc.

Cirrus Logic is a leader in high performance, low-power ICs for audio and voice signal processing applications. Cirrus Logic’s products span the entire audio signal chain, from capture to playback, providing innovative products for the world’s top smartphones, tablets, digital headsets, wearables and emerging smart home applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income, operating expenses, gross margins, tax expenses and tax expense impact on earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our estimates of second quarter fiscal year 2018 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the second quarter of fiscal year 2018, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the timing and success of new product ramps; and the risk factors listed in our Form 10-K for the year ended March 25, 2017 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Summary financial data follows:

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended

	Jun. 24,	Mar. 25,	Jun. 25,
	2017	2017	2016
	Q1'18	Q4'17	Q1'17
Portable audio products	$280,688	$290,658	$216,068
Non-portable audio and other products	40,047	37,206	43,360
Net sales	320,735	327,864	259,428
Cost of sales	159,019	163,585	132,743
Gross profit	161,716	164,279	126,685
Gross margin	50.4%	50.1%	48.8%

Research and development	83,557	77,972	73,934
Selling, general and administrative	30,859	31,752	30,540
Asset impairment	-	9,842	-
Total operating expenses	114,416	119,566	104,474

Income from operations	47,300	44,713	22,211

Interest income (expense), net	594	118	(689)
Other income (expense), net	(19)	82	147
Income before income taxes	47,875	44,913	21,669
Provision for income taxes*	4,963	9,855	3,598
Net income*	$42,912	$35,058	$18,071

Basic earnings per share*:	$0.67	$0.55	$0.29
Diluted earnings per share*:	$0.64	$0.52	$0.27

Weighted average number of shares:
Basic	64,097	64,232	62,450
Diluted*	67,160	67,062	65,723

*Q1 FY17 results have been updated to reflect Cirrus Logic’s adoption of the Accounting Standards Update (ASU) 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The adoption of this guidance impacted our previously reported quarterly results.

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended

	Jun. 24,	Mar. 25,	Jun. 25,
	2017	2017	2016
Net Income Reconciliation	Q1'18	Q4'17	Q1'17
GAAP Net Income*	$42,912	$35,058	$18,071
Amortization of acquisition intangibles	11,600	8,255	8,363
Stock based compensation expense	11,403	10,888	9,310
Acquisition-related items	(4,048)	-	-
Asset impairment	-	9,842	-
Adjustment to income taxes	(7,257)	(7,289)	(6,846)
Non-GAAP Net Income*	$54,610	$56,754	$28,898

Earnings Per Share Reconciliation
GAAP Diluted earnings per share*	$0.64	$0.52	$0.27
Effect of Amortization of acquisition intangibles	0.17	0.13	0.13
Effect of Stock based compensation expense	0.17	0.16	0.14
Effect of Acquisition-related items	(0.06)	-	-
Effect of Asset impairment	-	0.15	-
Effect of Adjustment to income taxes	(0.11)	(0.11)	(0.10)
Non-GAAP Diluted earnings per share*	$0.81	$0.85	$0.44

Operating Income Reconciliation
GAAP Operating Income	$47,300	$44,713	$22,211
GAAP Operating Profit	15%	14%	9%
Amortization of acquisition intangibles	11,600	8,255	8,363
Stock compensation expense - COGS	338	324	230
Stock compensation expense - R&D	6,260	5,987	5,216
Stock compensation expense - SG&A	4,805	4,577	3,864
Acquisition-related items	(4,048)	-	-
Asset impairment	-	9,842	-
Non-GAAP Operating Income	$66,255	$73,698	$39,884
Non-GAAP Operating Profit	21%	22%	15%

Operating Expense Reconciliation
GAAP Operating Expenses	$114,416	$119,566	$104,474
Amortization of acquisition intangibles	(11,600)	(8,255)	(8,363)
Stock compensation expense - R&D	(6,260)	(5,987)	(5,216)
Stock compensation expense - SG&A	(4,805)	(4,577)	(3,864)
Acquisition-related items	4,048	-	-
Asset impairment	-	(9,842)	-
Non-GAAP Operating Expenses	$95,799	$90,905	$87,031

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$161,716	$164,279	$126,685
GAAP Gross Margin	50.4%	50.1%	48.8%
Stock compensation expense - COGS	338	324	230
Non-GAAP Gross Profit	$162,054	$164,603	$126,915
Non-GAAP Gross Margin	50.5%	50.2%	48.9%

Effective Tax Rate Reconciliation
GAAP Tax Expense*	$4,963	$9,855	$3,598
GAAP Effective Tax Rate	10.4%	21.9%	16.6%
Adjustments to income taxes	7,257	7,289	6,846
Non-GAAP Tax Expense*	$12,220	$17,144	$10,444
Non-GAAP Effective Tax Rate	18.3%	23.2%	26.5%

Tax Impact to EPS Reconciliation
GAAP Tax Expense*	$0.07	$0.15	$0.05
Adjustments to income taxes	0.11	0.11	0.10
Non-GAAP Tax Expense*	$0.18	$0.26	$0.15

*Q1 FY17 results have been updated to reflect Cirrus Logic’s adoption of the Accounting Standards Update (ASU) 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The adoption of this guidance impacted our previously reported quarterly results.

CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Jun. 24,	Mar. 25,	Jun. 25,
	2017	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$163,918	$351,166	$143,591
Marketable securities	11,380	99,813	91,090
Accounts receivable, net	162,437	119,974	140,893
Inventories	202,429	167,895	154,043
Other current assets	38,342	37,080	44,106
Total current Assets	578,506	775,928	573,723

Long-term marketable securities	134,851	-	3,923
Property and equipment, net	170,829	168,139	160,875
Intangibles, net	143,107	135,188	156,949
Goodwill	287,049	286,767	287,518
Deferred tax asset*	31,971	32,841	34,085
Other assets	20,337	14,607	14,776
Total assets	$1,366,650	$1,413,470	$1,231,849

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$85,995	$73,811	$105,138
Accrued salaries and benefits	31,113	40,190	21,854
Other accrued liabilities	28,767	30,074	31,068
Total current liabilities	145,875	144,075	158,060

Long-term debt	-	60,000	160,439
Other long-term liabilities*	60,070	57,703	34,290

Stockholders' equity:
Capital stock*	1,272,570	1,259,279	1,215,209
Accumulated deficit*	(112,258)	(107,014)	(336,708)
Accumulated other comprehensive income (loss)	393	(573)	559
Total stockholders' equity	1,160,705	1,151,692	879,060
Total liabilities and stockholders' equity	$1,366,650	$1,413,470	$1,231,849

*Q1 FY17 results have been updated to reflect Cirrus Logic’s adoption of the Accounting Standards Update (ASU) 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The adoption of this guidance impacted our previously reported quarterly results.

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com